Exhibit 99.1

Energous Corporation Reports 2023 First-Quarter Results

SAN JOSE, Calif. – May 10, 2023 – Energous Corporation (NASDAQ: WATT), a leading developer of RF-based charging for wireless power networks, today announced financial results for its first quarter ended March 31, 2023, and provided an update on its partnership and regulatory highlights.

Unaudited 2023 First-Quarter Financial Results

For the first quarter ended March 31, 2023, Energous reported:

•	Revenue of approximately $96,676, compared to $215,961 in the 2022 first quarter

•

Costs and expenses of approximately $6.4 million, with approximately $138,813 in cost of revenue, $3.1 million in research and development, and $3.2 million in sales, marketing, general and administrative expenses

•	Net loss of approximately $(6.7) million, or $(0.08) per basic and diluted share

•	Adjusted net non-GAAP loss of approximately $(5.5) million

•	Approximately $26.3 million in cash and cash equivalents at the end of the first quarter, with no debt

Partnership Momentum

•

Energous and InnoTractor — a European provider of IoT-based solutions for logistics and supply chain applications to integrate wireless power solutions for real-time asset tracking across various industries witnessing significant IoT growth. The partnership will integrate and deploy Energous’ PowerBridge technology and Wiliot’s IoT Pixel tags, providing customers with a solution featuring lower costs, increased mobility and improved sustainability.

•

Energous and Thinaer — a leading industrial IoT SaaS platform provider to incorporate Energous’ wireless power transfer technology as part of a joint offering to help organizations improve efficiency, reduce costs, and enhance outcomes in various settings, including industrial manufacturing and warehousing.

•

Energous and LIXIL — a maker of pioneering water and housing products is working to combine Energous’ WattUp wireless power transfer technology and its suite of housing technology, including IoT home solutions, to deliver a joint solution that removes the need for battery maintenance via reliable and consistent power delivered wirelessly.

•

Energous and SATO — a global pioneer in auto-ID and labelling solutions partnering to develop joint solutions that combine Energous’ 1W WattUp PowerBridge transmitters with IoT solutions for next-generation smart store applications.

•

Energous and Catapult — the global leader in sports technology solutions for elite teams, has created the football of the future with an embedded tracker that can charge wirelessly, providing the data precision that Catapult customers expect from its wearables and video solutions.

•

Energous and amsOSRAM — a global leader in optical solutions is collaborating on a wirelessly powered multi-spectral light sensor for Controlled-Environment Agriculture (CEA) and vertical farming. The joint solution is based on the multi-channel AS7343 spectral sensor from ams OSRAM and the WattUp PowerBridge from Energous.

Regulatory Progress

•

Energous’1W WattUp PowerBridge has been approved by Japan’s regulatory body for unlimited power distance transmission. This enables Energous to deploy its active energy harvesting technology throughout the technologically advanced Japanese market.

•

AirFuel RF, the radio frequency-based wireless charging technology from AirFuel Alliance, was established as an industry standard to further support the growing power needs of the rapidly expanding IoT ecosystem of devices such as sensors, smart tags, asset trackers and other IoT applications. Representatives of Energous have served on the AirFuel Alliance board of directors since 2016 and have supported the development of this new industry standard.

“Energous continues to gain momentum for its solutions with a number of new partnerships and proof of concept deployments as its solutions are recognized as supporting the rapid deployment of IoT devices,” said Cesar Johnston, CEO of Energous. “The adoption of the AirFuel RF standard and the increased international certification of our devices will ensure that we are at the forefront of this significant technological change.”

2023 First-Quarter Conference Call

Energous will host a conference call to discuss first-quarter financial results, recent progress and prospects for the future.

•	When: Wednesday, May 10, 2023

•	Time: 1:30 p.m. PT (4:30 p.m. ET)

•	Phone: 888-317-6003 (domestic); +1 412-317-6061 (international)

•	Participant entry #: 3588640

•	Conference replay: Accessible through May 24, 2023 877-344-7529 (domestic); +1 412-317-0088 (international); passcode 9312029

•	Webcast: Accessible at Energous.com; archive available through May 2024

About Energous Corporation

Energous Corporation (Nasdaq: WATT) is leading the advancement of Wireless Power Networks to meet the growing power demands of today’s devices and tomorrow’s innovations. Its award-winning, RF-based WattUp® technology is the only solution that supports both near field and at-a-distance wireless power, enabling flexible device designs without cumbersome power cables or replaceable batteries. Energous develops silicon-based wireless power transfer (WPT) technologies and customizable reference designs for the expanding ecosystem of devices within industrial and retail IoT, smart homes, smart cities, and medical applications. The company has received the world’s first FCC Part 18 certification for at-a-distance WPT and has been awarded more than 200 patents for its WattUp® technology.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements may describe our future plans and expectations and are based on the current beliefs, expectations and assumptions of Energous. These statements generally use terms such as “believe,” “expect,” “may,” “will,” “should,” “could,” “seek,” “intend,” “plan,” “estimate,” “anticipate” or similar terms. Examples of forward-looking statements in this release include but are not limited to statements about our financial results and projections, statements about the success of our collaborations with our partners, statements about any governmental approvals we may need to operate our business, statements about our technology and its expected functionality, and statements with respect to expected company growth. Factors that could cause actual results to differ from current expectations include: uncertain timing of necessary regulatory approvals; timing of customer product development and market success of customer products; our dependence on distribution partners; and intense industry competition. We urge you to consider those factors, and the other risks and uncertainties described in our most recent annual report on Form 10-K as filed with the Securities and Exchange Commission (SEC), any subsequent quarterly reports on Form 10-Q as well as in other documents that may be subsequently filed by Energous, from time to time, with the SEC, in evaluating our forward-looking statements. In addition, any forward-looking statements represent Energous’ views only as of the date of this release and should not be relied upon as representing its views as of any subsequent date. Energous does not assume any obligation to update any forward-looking statements unless required by law.

Non-GAAP Financial Measures

We have provided in this release financial information that has not been prepared in accordance with accounting standards generally accepted in the United States of America (“GAAP”). We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures below.

Our reported results include certain non-GAAP financial measures, including non-GAAP net loss, non-GAAP costs and expenses, non-GAAP sales, marketing, general and administrative expenses (SG&A) and non-GAAP research and development expenses (R&D). Non-GAAP net loss excludes depreciation and amortization, stock-based compensation expense and offering expenses relating to warrant liability. Non-GAAP costs and expenses excludes depreciation and amortization and stock-based compensation expense. Non-GAAP SG&A excludes depreciation and amortization and stock-based compensation expense. Non-GAAP R&D excludes depreciation and amortization and stock-based compensation expense. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

– Financial Tables Follow –

Energous Corporation

BALANCE SHEETS

(Unaudited)

	As of
	March 31, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$26,339,960	$26,287,293
Accounts receivable, net	100,935	143,353
Inventory	71,597	105,821
Prepaid expenses and other current assets	649,479	827,551

Total current assets	27,161,971	27,364,018

Property and equipment, net	383,238	429,035
Right-of-use lease asset	1,778,512	1,959,869

Total assets	$29,323,721	$29,752,922

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,351,018	$900,765
Accrued expenses	1,370,046	1,790,414
Accrued severance	249,610	416,516
Warrant liability	3,135,000	—
Operating lease liabilities, current portion	702,780	705,894
Deferred revenue	35,891	29,727

Total current liabilities	6,844,345	3,843,316

Operating lease liabilities, long-term portion	1,090,639	1,264,131

Total liabilities	7,934,984	5,107,447
Stockholders’ equity:
Preferred Stock, $0.00001 par value, 10,000,000 shares authorized at March 31, 2023 and December 31, 2022; no shares issued or outstanding.	—	—
Common Stock, $0.00001 par value, 200,000,000 shares authorized at March 31, 2023 and December 31, 2022; 91,032,030 and 78,944,954 shares issued and outstanding at March 31, 2023 and December 31, 2022, respectively.	911	789
Additional paid-in capital	390,715,632	387,319,985
Accumulated deficit	(369,327,806)	(362,675,299)

Total stockholders’ equity	21,388,737	24,645,475

Total liabilities and stockholders’ equity	$29,323,721	$29,752,922

Energous Corporation

STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended March 31,
	2023	2022
Revenue	$96,676	$215,961
Costs and expenses:
Cost of revenue	138,813	203,249
Research and development	3,078,524	3,527,146
Sales and marketing	1,211,938	1,613,590
General and administrative	1,961,460	2,027,520

Total costs and expenses	6,390,735	7,371,505

Loss from operations	(6,294,059)	(7,155,544)
Other (expense) income:
Offering costs related to warrant liability	(591,670)	—
Interest income	233,222	2,826

Total	(358,448)	2,826

Net loss	$(6,652,507)	$(7,152,718)

Basic and diluted net loss per common share	$(0.08)	$(0.09)

Weighted average shares outstanding, basic and diluted	81,408,347	76,930,919

Energous Corporation

Reconciliation of Non-GAAP Information

(Unaudited)

	For the Three Months Ended March 31,
	2023	2022
Net loss (GAAP)	$(6,652,507)	$(7,152,718)
Add (subtract) the following items:
Depreciation and amortization	45,797	70,119
Stock-based compensation	522,077	796,906
Offering costs related to warrant liability	591,670	—

Adjusted net non-GAAP loss	$(5,492,963)	$(6,285,693)

Total costs and expenses (GAAP)	$6,390,735	$7,371,505
Subtract the following items:
Depreciation and amortization	(45,797)	(70,119)
Stock-based compensation	(522,077)	(796,906)

Adjusted non-GAAP costs and expenses	$5,822,861	$6,504,480

Total research and development expenses (GAAP)	$3,078,524	$3,527,146
Subtract the following items:
Depreciation and amortization	(42,757)	(37,683)
Stock-based compensation	(208,731)	(353,043)

Adjusted non-GAAP research and development expenses	$2,827,036	$3,136,420

Total sales, marketing, general and administrative expenses (GAAP)	$3,173,398	$3,641,110
Subtract the following items:
Depreciation and amortization	(3,040)	(32,436)
Stock-based compensation	(313,346)	(443,863)

Adjusted non-GAAP sales, marketing, general and administrative expenses	$2,857,012	$3,164,811

Contacts

Energous Investor Relations:

Padilla IR

IR@energous.com

Energous Corporate Communications:

SHIFT COMMUNICATIONS

energous@shiftcomm.com

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